UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
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HANCOCK FABRICS, INC.

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(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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HANCOCK FABRICS, INC.
One Fashion Way
Baldwyn, Mississippi 38824
NOTICE OF 2009 ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON JUNE 9, 2009
To the Stockholders of Hancock Fabrics, Inc.:
     NOTICE IS HEREBY GIVEN that the 2009 Annual Stockholders’ Meeting (the “Annual Meeting”) of Hancock Fabrics, Inc., a Delaware Corporation (the “Company”) will be held at the Company’s headquarters at One Fashion Way, Baldwyn, Mississippi on Tuesday, June 9, 2009 at 9:00 a.m. CDT, or as soon thereafter as a quorum shall be present, for the following purposes:
1. To elect five members of the Board of Directors to hold office until the next Annual Stockholders’ Meeting or until their respective successors have been elected and qualified. The nominees are Jane F. Aggers, Carl E. Berg, Sam P. Cortez, Steven D. Scheiwe and Harry D. Schulman.
2. To ratify the appointment of the accounting firm Burr, Pilger and Mayer, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010.
     The Board of Directors has fixed the close of business on April 15, 2009 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such stockholders will be available for inspection at the principal office of the Company.
     We generally are providing our stockholders access to our proxy materials over the Internet instead of mailing them. On or about April 30, 2009, we expect to mail to all stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments thereof. On the date of mailing, we will make our Proxy Statement, including this Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended January 31, 2009 (collectively the “proxy materials”) publicly available on the Internet according to the instructions provided in the Notice.
     If you receive the Notice by mail, you will not receive a printed copy of the proxy materials with the Notice. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including how to request a printed copy of the proxy materials. The Notice also will instruct you as to how you may submit voting instructions for your proxy over the Internet.
     All stockholders are cordially invited to attend the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Robert W. Driskell
Robert W. Driskell
Senior Vice President, Chief Financial Officer and Secretary
Baldwyn, Mississippi
April 15, 2009
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

HANCOCK FABRICS, INC.
One Fashion Way
Baldwyn, Mississippi 38824
PROXY STATEMENT
GENERAL INFORMATION
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hancock Fabrics, Inc., a Delaware Corporation (the “Company”), of proxies, in the accompanying form, to be used at the 2009 Annual Stockholders’ Meeting to be held June 9, 2009, at 9:00 a.m. CDT at the Company’s headquarters, One Fashion Way, Baldwyn, Mississippi, and any adjournments thereof (the “Annual Meeting”).
     We generally are providing our stockholders access to our proxy materials over the Internet instead of mailing them. On or about April 30, 2009, we expect to mail to all stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments thereof. On the date of mailing, we will make our Proxy Statement, including this Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended January 31, 2009 (collectively the “proxy materials”) publicly available on the Internet according to the instructions provided in the Notice.
     If you receive the Notice by mail, you will not receive a printed copy of the proxy materials with the Notice. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including how to request a printed copy of the proxy materials. The Notice also will instruct you as to how you may submit voting instructions for your proxy over the Internet.
SOLICITATION AND VOTING PROCEDURES
     Shares represented by valid proxies, received in time for use at the Annual Meeting and not revoked at or before the Annual Meeting, will be voted at the Annual Meeting, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock, par value $.01 per share (“common stock”), is necessary to constitute a quorum at the Annual Meeting. Holders of common stock are entitled to one vote per share on all matters.
     Assuming the presence of a quorum, for Proposal No.1 the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote is required to elect the directors. An affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting also is necessary for approval of Proposal No.2 to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year 2009 audit. All proxies will be voted as specified on the proxy cards or electronic voting instructions submitted by stockholders as long as the proxy is properly submitted in accordance with our voting procedures and is received by us before the close of voting at the Annual Meeting or any adjournment or postponement thereof. If no choice has been specified, a properly executed and timely proxy will be voted for the Board of Directors’ five nominees and for Proposal No.2, which proposals are described in detail elsewhere in this Proxy Statement.
     To vote, stockholders may submit proxy voting instructions electronically by using the Internet and following the instructions provided on the Notice. A stockholder also may submit voting instructions by calling the toll free telephone number provided on the Notice. In addition, a stockholder may vote by submitting a properly completed and signed proxy card by mail, or by attending the Annual Meeting and voting in person.
     With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present. Abstentions will not be counted as votes cast at the Annual Meeting with respect to any proposal and will have no effect on the result of the vote. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If the nominee broker properly and timely requests instructions from the beneficial owner and does not receive them, under applicable rules the broker has discretionary authority to vote on certain routine matters such as the election of directors in Proposal No.1 and the ratification of the Company’s independent registered public accounting firm in Proposal No. 2.

     The close of business on April 15, 2009 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. As of April 15, 2009, the Company had 19,696,295 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding as of the close of business on the record date will be entitled to one vote for each share of common stock held.
     The cost of soliciting proxies, including expenses in connection with preparing and mailing the Notice and this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses related to providing notice of the Annual Meeting, in forwarding proxy material to such beneficial owners and providing vote tabulation services. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation.
REVOCABILITY OF PROXIES
     You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation, requests for additional copies of the Annual Report and Proxy Statement and related correspondence to: Hancock Fabrics, Inc., One Fashion Way, Baldwyn, Mississippi 38824, Attention: Corporate Secretary. Requests for additional copies of the Annual Report for the year ended January 31, 2009, and Proxy Statement may also be made by calling the Company at (662) 365-6000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 15, 2009 by (i) each person known to the Company to be the beneficial owner of more than five percent of our common stock, (ii) each director, (iii) each of the named executive officers, (iv) all directors and executive officers of the Company as a group. Unless otherwise noted below, the address for each person listed in the table is the principal executive offices of the Company.

Name and Address of	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned	Class(1)
Aspen Advisors LLC (2) 152 West 57th Street New York, NY, 10019	6,668,075	28.5%

Trellus Management Company, LLC(3) 350 Madison Avenue, 9th Floor New York, New York 10017	2,038,010	9.7%

White Rock Capital Partners, L. P.(4) 3131 Turtle Creek Boulevard, Suite 800 Dallas, TX 75219	1,846,000	9.4%

Warren B. Kandars(5) C/o Kanders & Company, Inc. One Landmark Square, 22nd Floor Stamford, CT 06901	1,930,000	9.8%

Jane F. Aggers(6)	260,000	1.3%

Carl E. Berg(6)(7)	6,470,233	27.7%

Sam P. Cortez	55,000	*

Steven D. Scheiwe	76,163	*

Harry D. Schulman	87,791	*

Joseph S. Borbely (8)	23,427	*

Robert W. Driskell(6)	31,250	*

Larry D. Fair	21,715	*

L. Gail Moore	24,427	*

William A. Sheffield	26,300	*

All Directors and Executive Officers as a Group (10 persons)	7,076,306	30.3%

*	Less than 1%.

(1)	Based on 19,696,295 shares of common stock outstanding as of April 15, 2009 and shares the beneficial owner has the right to acquire.

(2)	This information is based on a Schedule 13D filed on August 11, 2008 by Aspen Advisors LLC (“Aspen Advisors”), Sopris Capital Advisors, LLC (“Sopris Advisors”), Sopris Partners Series A, of Sopris Capital Partners, L.P. (“Sopris Partners”), Sopris Capital, LLC (“Sopris Capital”), EnterAspen Limited (“EnterAspen”) and Nikos Hecht (each a “Reporting Person”). The Schedule 13D reported that each Reporting Person has the following powers to vote, direct the vote, dispose of or direct the disposition of shares of common stock:

			Sole power to	Shared power to
	Sole power to vote	Shared power to vote	dispose of or direct	dispose of or direct
Reporting Person	or direct the vote	or direct the vote	the disposition of	the disposition of
Aspen Advisors	0	1,349,679	0	1,349,679
Sopris Advisors	0	5,318,396	0	5,318,396
Sopris Partners	0	3,383,930	0	3,383,930
Sopris Capital	0	3,808,678	0	3,808,678
EnterAspen	0	2,684,860	0	2,684,860
Nikos Hecht	0	6,668,075	0	6,668,075

The shares reported on Schedule 13D included 3,736,475 shares that may be issued pursuant to warrants. Of the shares reported as beneficially owned in the Schedule 13D 1,736,790 shares are owned directly by Sopris Partners and 508,460 shares are owned by private clients of Aspen Advisors and 686,350 are owned by private clients of Sopris Advisors. Of the shares reported as owned by private clients of Aspen Advisors and Sopris Advisors, 1,194,810 are owned by EnterAspen, 508,460 are owned through an account managed by Aspen Advisors, and 686,350 are owned through an account managed by Sopris Advisors. Sopris Capital is the general partner of Sopris Partners and, as such, may be deemed to share beneficial ownership of the Common Stock owned directly by Sopris Partners. Each of Aspen Advisors and Sopris Advisors is an Attorney-in-Fact for EnterAspen. Mr. Hecht is the managing member of each of Aspen Advisors and of Sopris Advisors and the sole member of the managing member of Sopris Capital. As the managing member of Aspen Advisors and Sopris Advisors, the sole member of the managing member of Sopris Capital and the owner of a majority of the membership interests in each of Sopris Capital, Aspen Advisors, and of Sopris Advisors, Mr. Hecht may be deemed to be the controlling person of Sopris Capital, Aspen Advisors, and of Sopris Advisors, and through Sopris Capital, Sopris Partners. Each of Aspen Advisors and Sopris Advisors, as investment manager for their respective private clients, and with respect to Sopris Advisors, also as investment manager for Sopris Partners, has discretionary investment authority over the Common Stock held by their respective private clients and Sopris Partners, as applicable. Accordingly, Mr. Hecht may be deemed to be the beneficial owner of the Common Stock held by Sopris Partners and the private clients of Aspen Advisors and Sopris Advisors. Each of Sopris Partners and Sopris Capital disclaims any beneficial interest in the Common Stock owned by the accounts managed by Sopris Advisors and Aspen Advisors.

(3)	This information is based on a Schedule 13G filed on April 14, 2009 by Trellus Management Company, LLC (“Trellus”), Trellus Partners, L.P. (“Trellus Partners”) and Adam Usdan. The Schedule 13G reported that, as of August 1, 2008, (i) Trellus had shared power to vote or direct the vote of 2,038,010 shares and shared power to dispose of or direct the disposition of 2,038,010 shares; (ii) Trellus Partners had shared power to vote or direct the vote of 1,007,480 shares and shared power to dispose of or direct the disposition of 1,007,480 shares; and Mr. Usdan had shared power to vote or direct the vote of 2,038,010 shares and shared power to dispose of or direct the disposition of 2,038,010 shares. The shares reported on Schedule 13G include 1,306,250 shares that may be issued pursuant to warrants.

(4)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on January 26, 2009, reflecting beneficial ownership of the Company’s common stock. In the Schedule 13G/A, which relates to shares held for the accounts of White Rock Capital Partners, L.P. (“White Rock Partners”), certain family limited partnerships and family trusts for which Thomas U. Barton serves as a member of the general partners or as trustee and certain family limited partnerships and family trusts for which Joseph U. Barton serves as a member of the general partners or as trustee. The general partner of White Rock Partners is White Rock Management, the general partner of which is White Rock, Inc. Thomas U. Barton and Joseph U. Barton are the stockholders of White Rock, Inc. In such capacities, each of Thomas U. Barton and Joseph U. Barton may be deemed to be the beneficial owner of the shares held for the account of White Rock Partners. In his capacities as a member of the general partners or as trustee, Thomas U. Barton may be deemed to be the beneficial owner of the shares held for the accounts of the Thomas U. Barton Entities. In his capacities as a member of the general partners or as trustee, Joseph U. Barton may be deemed to be the beneficial owner of the shares held for the accounts of the Joseph U. Barton Entities.

(5)	The information as to beneficial ownership is based on a Schedule 13G filed with the SEC on November 30, 2007.

(6)	Includes 40,000 and 3,648,000 shares which Ms. Aggers and Mr. Berg, respectively, have the right to acquire upon the exercise of warrants and 6,250 shares which Mr. Driskell has the right to acquire upon the exercise of stock options on or before June 14, 2009.

(7)	Includes 2,717,000 shares which are held by Berg & Berg Enterprises, LLC and warrants for 3,648,000 shares which are held by Lightpointe Communication, Inc., both of which Mr. Berg reports as indirectly owned.

(8)	Mr. Borbely resigned from the Company on February 3, 2009. Amounts shown reflect his ownership as of that date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information as of January 31, 2009, with respect to compensation plans under which shares of the Company’s common stock may be issued.

(c)
	(a)		Number of securities
	Number of		remaining available
	securities to be	(b)	for future
	issued upon	Weighted-average	issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants,	securities reflected
Plan Category	and rights	and rights	in column (a) (1)

Equity compensation plans approved by security holders	1,260,075	$4.21	3,675,963

Equity compensation plans not approved by security holders	—	—	100,000

	1,260,075	$4.21	3,775,963

(1)	These securities include shares available under the Company’s 2001 Stock Incentive Plan and 2004 Special Stock Plan.
RELATED PARTY TRANSACTIONS
     As part of the Company’s issuance of Notes on August 1, 2008, certain members of the Official Committee of Equity Holders of Hancock Fabrics, Inc. who were “related persons” as defined in Item 404 of Regulation S-K, participated in a Backstop Arrangement (“Backstop”) in which each party agreed to purchase all of the Notes not purchased by other purchasers during the offering. The Backstop provided for an additional 3,750 warrants to purchase the Company’s common stock to be issued to each participant. The Notes purchased and the warrants issued to each related person are detailed below:
Carl E. Berg — Non-Executive Chairman of the Board of Directors
Notes purchased: 7,503
Purchase amount: $7,503,000
Common stock warrants issued: 9,120
Stockholder’s shares underlying warrants: 3,648,000
Nikos Hecht — Beneficial owner of more than 10% of the Company’s common stock through either controlling or majority interest and/or controlling investment management in the following entities (Sopris Capital Advisors, LLC; Sopris Partners Series A, Sopris Capital, LLC; Aspen Advisors LLC; EnterAspen Ltd.; The Richmond Fund LP).
Notes purchased: 7,724
Purchase amount: $7,724,000
Common stock warrants issued: 9,341
Stockholder’s shares underlying warrants: 3,736,400
The Company has no other balances with related parties.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
     In accordance with the Company’s Plan of Reorganization, which became effective on August 1, 2008, certain of its directors, hereafter referred to as the “former directors,” resigned their seats on the Company’s Board of Directors and four “new directors” were appointed to serve until the next annual meeting. The former directors were Don L. Frugé, Roger T. Knox, Wellford L. Sanders, Jr., Donna L. Weaver and Bernard J. Wein. The four new directors are Carl E. Berg, Sam P. Cortez, Steven D. Scheiwe and Harry D. Schulman. Jane F. Aggers continued to serve as a director.
     Set forth below are the name, age, positions held with the Company and business experience during the past five years of each of the directors and executive officers of the Company as of the fiscal year ended January 31, 2009.

		Office Presently Held and
Name	Age	Business Experience During the Last Five Years

Jane F. Aggers	60	President, Chief Executive Officer, and Director since January 2005. Co-founder of MMI, Inc., a marketing, sales, and business consulting firm from 2001 to 2004. Formerly Executive Vice President of Jo-Ann Stores, Inc., a retail fabric business, from 1993 to 2001.

Carl E. Berg	71	Non-executive Chairman of Hancock Fabrics, Inc. since August, 2008. Chairman and Chief Executive Officer of Mission West Properties, Inc., a real estate investment trust.

Sam P. Cortez	45	Director of Hancock Fabrics, Inc., since August 2008. Principal of KCL Development LLC, a provider of corporate finance and advisory services. Director, Audit Committee Chair, member of the Compensation and Budget Committees of World Waste Technologies, Inc., a development stage technology company.

Steven D. Scheiwe	48	Director of Hancock Fabrics, Inc., since August 2008. President of Ontrac Advisors, Inc., which provides analysis and business management services to public and private entities. Director, member of Audit and Compensation Committees of FiberTower Corporation, a wireless backhaul services provider. Director, member of Audit and Compensation Committees of Footstar, Inc., a footwear company. Director and member of Audit Committee of Movie Gallery, Inc., a home entertainment specialty retailer.

Harry D. Schulman	57	Director of Hancock Fabrics, Inc., since August 2008. Partner in Baird Capital Partners, an investment firm. Formerly, President and CEO of Applica Incorporated, a distributor of small household appliances.

Joseph S. Borbely	51	Senior Vice President — Store Operations from November 2007 to January 2008. Formerly Vice President of Allied Cash Holdings from November 2005 to November 2007, a provider of payday advances. Also formerly National Vice President of Store Operations, Hollywood Entertainment, a video and game retailer.

Robert W. Driskell	34	Senior Vice President, Chief Financial Officer and Secretary since February 2008. Formerly Chief Financial Officer, from January 2005 to January 2008, of Reeves Williams, LLC, a residential real estate developer. Formerly Audit Manager with KPMG, LLP.

Larry D. Fair	51	Vice President — Finance since 1996 and Corporate Controller from 1989 to 1996.

		Office Presently Held and
Name	Age	Business Experience During the Last Five Years

L. Gail Moore	55	Senior Vice President — Merchandising since June 2006. Formerly Senior Vice President and Divisional Merchandise Manager from September 1999 through June 2006 of Fred’s, Inc., a specialty retail store chain.

William A. Sheffield	62	Senior Vice President — Distribution since December 2000 and Vice-President — Distribution from June 1996 to December 2000. Mr. Sheffield has held various leadership roles since joining the Company in 1974.
DIRECTOR INDEPENDENCE
     The Board of Directors has reviewed the relationships between the Company and each of its directors and has determined that all of the directors, other than Jane F. Aggers, Hancock’s President and Chief Executive Officer, or CEO, are “independent”. Carl E. Berg, the Non-Executive Chairman of Hancock’s Board of Directors, indirectly holds $7.5 million in notes issued by the Company and warrants to purchase 3,648,000 shares of common stock. The Board specifically considered these circumstances in evaluating Mr. Berg’s independence. The Board of Directors has affirmatively determined that no director, other than Ms. Aggers, has a material relationship with the Company. In making this determination, the Board has broadly considered all relevant facts and circumstances. In addition, the Board has adopted as specific independence requirements (a) the independence requirements of applicable law and any securities exchange upon which the Company elects to have its stock listed, (b) the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (c) the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, (“Independence Standards”), which are available on the Company’s website at www.hancockfabrics.com under the “Investor Relations — Corporate Governance” link.
     The Board of Directors had previously reviewed the relationships between the Company and each of its former directors and determined that all of the former directors, other than Ms. Aggers, were independent.
     With respect to any relationship that is not covered by the categorical Independence Standards, the members of the Board who satisfy the requirements of those standards will make a determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and therefore whether the director who has the relationship will be considered independent. The Company will disclose and explain the basis for any determination that such a relationship is not material in its next proxy statement. In addition, the Company will disclose and explain the basis for any determination of independence for a director who does not satisfy the categorical independence standards.
     The Board of Directors holds meetings on a regular quarterly basis and on other occasions when required by special circumstances. The Board of Directors held 21 meetings during the last fiscal year. The Board of Directors delegates certain of its functions to its standing Audit Committee and Management Review and Compensation Committee. The Board of Directors conducts an annual self-evaluation to determine whether it and its committees are functioning effectively.
     Through August 1, 2008, Wellford L. Sanders, Jr. served as the Non-Executive Chairman of the Board and, subsequent to that date, Carl E. Berg held that office. The Non-Executive Chairman of the Board presides over executive sessions of the Board. All of the directors attended at least 75% of the meetings of the Board and of all committees on which he or she served. The Board of Directors held 13 executive sessions during the last fiscal year.
Committees of the Board of Directors
     The Audit Committee of the Board of Directors, which operates pursuant to a charter adopted by the Board of Directors, is charged with oversight of the Company’s accounting and financial reporting process and the audits of its financial statements. The Audit Committee also assists the Board in monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the Company’s compliance with laws and regulations and with the Code of Business Conduct and Ethics for both employees and the CEO and Senior Financial Officers. The Audit Committee has sole authority for the appointment or replacement and pre-approval of the services and fees of the Company’s independent auditors (see “Principal Accountant Fees and Services”). As of the date of this proxy statement, the Audit Committee is composed of Harry D. Schulman (Chair), Sam P. Cortez and Steven D.

Scheiwe. The Board of Directors has determined that each member of the Audit Committee meets its Independence Standards and Section 10A(m)(3) of the Securities and Exchange Act of 1934 (“the Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), and that Mr. Schulman qualifies as a financial expert as defined in rules promulgated by the SEC under the Exchange Act, as interpreted by the Board. The Audit Committee met six times during the last fiscal year.
     In order to ensure the integrity of the Company’s financial reports, the Audit Committee welcomes and encourages employees to report directly to it any practice, policy or act that could impair the integrity of the Company’s financial records or reports. If any employee has information that would be beneficial to the Audit Committee in fulfilling its oversight responsibilities, he or she is encouraged to contact the Audit Committee at the address below. The identity of any employee submitting information to the Audit Committee will be held in confidence, as required by the Sarbanes-Oxley Act.
Audit Committee
Harry D. Schulman, Chair
12065 NW 9th Place
Coral Springs, FL 33071
     The Management Review and Compensation Committee of the Board of Directors, which operates pursuant to a charter adopted by the Board of Directors, is charged with responsibilities relating to the evaluation and compensation of the Company’s officers and employees including establishing compensation plans, evaluating the performance of and determining and approving the compensation of the CEO and other senior executives of the Company, administering the Company’s retirement plans, the 2001 Stock Incentive Plan, the Company’s incentive compensation program and making recommendations to the Board respecting policies of the Board related to those plans. The Management Review and Compensation Committee is composed of Sam P. Cortez (Chair), Carl E. Berg and Steven D. Scheiwe, all of whom meet the Independence Standards established by the Board of Directors. The Compensation Committee met five times during the last fiscal year.
     Because of the small number of directors, the Board of Directors has determined that nominees for election to the Board of Directors will be selected by a majority vote of the directors meeting its Independence Standards. Accordingly, the Board of Directors does not have a separate nominating committee or a nominating committee charter. In selecting nominees for election as directors, the Board of Directors will review and evaluate candidates submitted by directors and management and by the Company’s stockholders. The Board of Directors identifies Board candidates based upon both its criteria for evaluation and the candidate’s previous service on the Board. Additionally, the Board of Directors may use the services of a search company in identifying nominees. Although the Board of Directors has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:
•	character, personal and professional ethics, integrity and values;

•	executive level business experience and acumen;

•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of specialty retail industries, it is not a prerequisite);

•	skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;

•	business judgment;

•	availability and willingness to serve on the Board;

•	our Independence Standards;

•	potential conflicts of interest with the Company or its stockholders taken as a whole; and

•	accomplishments within the candidate’s own field.
     The Board of Directors has adopted a policy with regard to considering a stockholder’s nominee. To submit a nominee for consideration, a stockholder must provide the Board of Directors:
•	proof of the stockholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Exchange Act;

•	a complete description of the candidate’s qualifications, experience and background; and

•	the candidate’s signed consent to serve on the Board.
     In general, the Board of Directors will evaluate a candidate identified by a stockholder using the same standards as it uses for candidates it identifies. Before recommending a stockholder’s candidate, the Board of Directors may also:

•	consider whether the stockholder candidate will significantly add to the range of talents, skills and expertise of the Board;

•	conduct appropriate verifications of the background of the candidate; and

•	interview the candidate or ask the candidate for additional information.
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
          Stockholder or interested party communications with an individual director, the non-management directors as a group, the Non-Executive Chairman of the Board, or the Board of Directors as a group should be addressed to “Hancock — Director Communications,” 10050 Bandley Drive, Cupertino, California 95014.
ADDITIONAL CORPORATE GOVERNANCE INFORMATION
          The following corporate governance materials are also available free of charge in the “Investor Relations — Corporate Governance” section of the Company’s website at www.hancockfabrics.com. We will also provide copies of these documents free of charge upon request.
•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Code of Business Conduct and Ethics for the CEO and Senior Financial Officers;

•	Charters of the Audit Committee and Management Review and Compensation Committee.
     The Company will post any material amendments or waivers to the Code of Business Conduct and Ethics for the CEO and Senior Financial Officers to its website (see “Code of Business Conduct and Ethics Determination”).
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Copies of such reports must also be furnished to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended January 31, 2009, all Section 16(a) filing requirements were met with the following exceptions. Mr. Berg, Mr. Cortez, Mr. Scheiwe and Mr. Schulman were late in reporting transactions related to directors’ compensation upon their appointment to the Board. Ms. Aggers was late in filing a report respecting beneficial ownership related to warrants acquired.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
          Aggregate fees for professional services rendered for the Company by Burr, Pilger & Mayer, LLP in 2008 and 2007 were as follows (in thousands):

	Year Ended	Year Ended
	January 31, 2009	February 2, 2008
Audit Fees(1)	$698	$600
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	23	—

Total	$721	$600

(1)	Reflects actual fees paid to date and fees anticipated.
          For purposes of the above table, in accordance with the definition and rules of the SEC, “Audit Fees” are fees billed to the Company for professional services for the audit of the Company’s Consolidated Financial Statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements. “Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. “Tax fees” are fees billed for tax compliance, tax advice, and tax planning. “All Other Fees” are fees related to filings on Forms S-1 and S-8, and assistance with SEC correspondence.
          The Audit Committee pre-approves all services performed by the Company’s independent auditors in accordance with the Company’s Audit Committee Pre-Approval Policy. The Pre-Approval Policy requires that any audit or non-audit services performed by the Company’s independent auditors receive either specific or appropriate general pre-approval by the Audit Committee. In addition, any service performed by the independent auditors that exceeds a pre-determined fee level is required to receive specific pre-approval by the Audit Committee. The Company’s independent auditor is permitted to provide audit, audit-related, tax, and other services as detailed in the Pre-Approval Policy. The Company’s independent auditor is prohibited from performing certain non-audit services detailed in the policy. The Audit Committee pre-approved 100% of the services described above.
AUDIT COMMITTEE REPORT
          In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the financial statements in the Annual Report on Form 10-K for the year ended January 31, 2009, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with Burr, Pilger & Mayer, LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Burr, Pilger & Mayer, LLP the matters required to be discussed by Statement on Auditing Standard (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU §380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from Burr, Pilger & Mayer, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Burr, Pilger & Mayer, LLP’s communications with the Audit Committee concerning independence, and has discussed with Burr, Pilger & Mayer, LLP their independence. The Audit Committee also considered the compatibility of non-audit services with Burr, Pilger & Mayer, LLP ‘s independence.
          The Audit Committee discussed with Burr, Pilger & Mayer, LLP the overall scope and plans for their audit. The Audit Committee meets with Burr, Pilger & Mayer, LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2009, for filing with the SEC. The Audit Committee and the Board approved the selection of Burr, Pilger & Mayer, LLP as the Company’s independent registered public accounting firm for 2008 and has approved the retention of Burr, Pilger & Mayer, LLP as the principal accounting firm to be used by the Company throughout the 2009 fiscal year.
Harry D. Schulman, Chair
Sam P. Cortez
Steven D. Scheiwe
COMPENSATION DISCUSSION AND ANALYSIS
          The Management Review and Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of three independent directors. The Compensation Committee is charged with responsibilities relating to the evaluation and compensation of the Company’s officers and employees including establishing compensation plans, evaluating the performance of and determining and approving the compensation of the CEO and other senior executives of the Company, administering the Company’s retirement plans, the 2001 Stock Incentive Plan, the Company’s incentive compensation program and making recommendations to the Board respecting policies of the Board related to those plans.

Introduction
          This Compensation Discussion and Analysis provides a principles-based overview of our executive compensation program. It discusses our rationale for the types and amounts of compensation that our executive officers receive and how compensation decisions affecting these officers are made. It also discusses our total rewards philosophy, the key principles governing our compensation program, and the objectives we seek to achieve with each element of our compensation program.
What are the Company’s key compensation goals?
          The goals of the Company’s compensation program are to align compensation with business performance and the interests of stockholders, and to enable the Company to attract, motivate, and retain management that can contribute to the Company’s long-term success. Therefore, the executive compensation program includes base salary, annual cash incentive payments, and long-term incentives in the form of stock options and restricted stock. Other than routine insignificant business amenities, the executive officers of the Company are not provided with any forms of compensation not discussed in this Proxy Statement.
What are the Company’s overall executive compensation objectives?
          The Company sets challenging financial and operating goals, and a significant amount of an executive’s annual cash compensation is tied to these objectives and therefore “at risk” — payment is earned only if performance warrants it. Our compensation program is intended to support long-term focus on stockholder results, so it emphasizes long-term rewards.
Who participates in the Company’s executive compensation programs?
          The CEO, the Principal Financial and Accounting Officer, and the other three most highly compensated officers (collectively, the “Named Executive Officers”), as well as other executive officers, participate in the compensation program outlined in this Compensation Discussion and Analysis. However, many elements of the compensation program also apply to other levels of the Company’s management. The intent is to ensure that management is motivated to pursue, and is rewarded for achieving, the same financial, operating, and stockholder objectives.
What are the key elements of the Company’s overall executive compensation program?
          The table below summarizes the key elements of our executive compensation program and the objectives they are designed to achieve.

Pay Element	Description	Objectives

Base salary	• Annual fixed cash compensation.	• Attraction and retention.
• Recognize differences in relative responsibility of positions as well as individual performance over the long term.

Incentive compensation	• Annual variable pay tied to the achievement of key Company financial and operating objectives.
•   Communicate key financial and operating objectives.

•   Drive high levels of performance by ensuring that executives’ total cash compensation is linked to achievement of financial and operating objectives.

• Support and reward consistent, balanced growth and returns performance (add value every year).

Stock options	• All stock options are granted at fair market value on the grant date (discounted options are prohibited).	• Align long-term compensation with stockholder results. • Opportunities for significant wealth accumulation by executives are tightly linked to stockholder returns.

Pay Element	Description	Objectives

Retirement plan	• The Company maintains a 401(k) defined contribution plan.	• Provide competitive executive retirement benefits.

Health and other benefits	Executives are eligible for a variety of benefits, including: • Medical, dental, and vision plans; and • Life and disability insurance plans.	• Provide competitive benefits. • Minimize perquisites while ensuring a competitive overall rewards package.
Annual cash compensation. Annual cash compensation consists of base salary and incentive compensation.
Base Salary
          The Compensation Committee annually reviews the base salaries of the CEO and the other executive officers and members of corporate management. When reviewing base salary and possible adjustments to base salary, the Compensation Committee subjectively considers individual performance, Company performance (which is not defined as any specific financial measure or measures), the expected impact of long-term decisions, employee retention, changes in level of responsibility, experience level of the employee, and economic conditions in the retail fabric industry. No adjustments were made to the base salary of the CEO during 2006, 2007 or 2008.
Incentive Compensation
          In March 2006, the Board of Directors approved the format of a new Short-Term Incentive Compensation Bonus Program (the “Cash Incentive Program”) and a Long-Term Incentive Compensation Restricted Stock Program (the “Long-Term Program”).
          For 2008, the Board of Directors modified the Cash Incentive Program goal to earnings before interest, taxes, depreciation and amortization before reorganization costs (“EBITDA”). Minimum, Target, and Maximum goals were set, based on the Company’s business plan for the year. In addition, 50% of the bonus opportunity at each level was to be paid based on the participants’ achievement of individual operating goals. The individual performance component is only payable if one of the EBITDA goals is reached.
          Payouts, if any, cap at 30%, 60%, and 90%, respectively, of salary at the CEO level, depending on whether the Minimum, Target or Maximum goal is reached. The caps are at 20%, 40%, and 60%, respectively, for the Senior Vice President position, 15%, 30%, and 40%, respectively, for the Vice President position, and 7.5%, 15%, and 20%, respectively, for the Senior Manager position. The Cash Incentive Program payouts for 2008 for the Named Executive Officers are listed in column (g) of the Summary Compensation Table, shown below.
          The Compensation Committee believes that the Cash Incentive Program and the Long-Term Program discussed below are important in linking performance with pay. The Compensation Committee will continue to focus on this critical issue as it moves forward.
Long-term Incentives
          To more closely align the interests of the Company’s stockholders and the executive officers, and to focus management’s attention on long-term strategic objectives which will enhance stockholder value, the Compensation Committee grants stock options and awards restricted stock. All grants and awards contain vesting provisions of one to four years to encourage continued employment with the Company and continued attention to long-term objectives and share appreciation. The exercise price for the stock options granted is equal to the fair market value of the underlying stock on the date of grant. Therefore, the ultimate value of these equity incentives to the executive officers and other recipients is directly related to the market value of the common stock.
          In March 2006, as part of the Long-Term Program, the Board amended the 2001 Stock Incentive Plan (the “Stock Incentive Plan”) in order to add a performance-based feature to our restricted stock program. Prior to the amendment, restricted stock grants were contingent only on the employee staying with the Company for a given period of time. However, the Board believes it is also important to have a portion of such grants be contingent on our achieving certain financial goals. All employees at our corporate office and distribution center that are classified as Senior Manager and above are eligible to participate in the amended Stock Incentive Plan. Each participant will receive shares of our common stock, with the only restriction being that the participant must stay employed with us for four years (the “Base Award”). Other shares may be issued to the participants, but only if we achieve certain goals related to specific metrics determined by the Board of Directors each year (the “Performance Award”). The performance award goal, as established at the time of the base award, provided a minimum, target, and maximum award at one, two, or three times the base shares. If earned, such shares will vest immediately upon achieving the goal.
          Due to restructuring efforts that occurred in 2007, the Board approved converting to the utilization of EBITDA for the purpose of qualification for the performance award for 2007. Based on these criteria, participants in the Long-Term Program who achieve the target would receive two times the Base Award shares. Accordingly, shares were issued to Ms. Aggers, Mr. Fair, Ms. Moore and Mr. Sheffield under the Long-Term Program as Performance Awards subsequent to year end. The awards were for 30,000, 6,000, 5,000, and 10,000 shares, respectively and vested immediately upon issuance. The closing price of the common stock on the date of issuance April 4, 2008 was $1.23. The value of shares issued as Performance Awards for 2007 to the Named Executive Officers are listed in column (g) of the Summary Compensation Table, shown below.
On August 7, 2008, subsequent to the Company’s exit from bankruptcy, the Compensation Committee cancelled the outstanding stock options of Named Executive Officers and other key employees, which were exercisable at prices above the current market price. On that same date, the Compensation Committee issued stock options in amounts relative to the employee’s current position in the Company. The grant price, which is the average of the high and low market price, of the common stock on the date of issuance August 7, 2008 was $1.58. No other employee stock options or restricted shares were issued during 2008 except as inducement incentives for new hires or promotions.
How does the Compensation Committee consider and determine executive and director compensation?
          Chief Executive Officer. The Compensation Committee establishes the compensation level for the CEO, including base salary and annual cash incentive compensation, and reviews and approves her stock option awards. The CEO’s compensation is reviewed annually by the Compensation Committee in conjunction with a review of her performance by the non-management directors, taking into account all forms of compensation, including base salary, annual cash incentive, stock option awards, and the value of other benefits received.
          The CEO’s base salary, incentive compensation, and long-term incentives in the form of stock options and restricted stock were determined in a manner consistent with the compensation of the other executive officers. As discussed above, the CEO’s incentive compensation and long-term incentive compensation are tied to the Company’s performance. The Employment Agreement between Ms. Aggers and the Company is discussed below. During 2008, Ms. Aggers was granted stock options totaling 180,000 shares, to replace options for 100,000 shares which were cancelled, and was paid a cash incentive of $200,000 based on the objectives achieved for the year.
          Other Executive Officers. The Compensation Committee reviews and establishes base salaries for our executive officers other than the CEO based on each executive officer’s performance during the past fiscal year and on the recommendations of the CEO. The Compensation Committee approves the annual cash incentive amounts for the executive officers, which are determined by objectives established by the Compensation Committee at the beginning of each fiscal year as discussed above. The actual cash incentive amount paid depends on performance relative to the target objectives.
          The Compensation Committee approves awards of stock options to all levels of management, including executive officers. Stock options are granted to executive officers upon initial hire or promotion, and thereafter are typically granted annually in accordance with guidelines established by the Compensation Committee. The actual grant is determined by the Compensation Committee based on the guidelines and the performance of the individual in the position. The Compensation Committee considers the recommendations of the CEO.
What roles do the Chief Executive Officer and other executive officers play in the determination of executive compensation?
          The CEO attends most meetings of the Compensation Committee and participates in the process by answering Compensation Committee questions about pay philosophy and by ensuring that the Compensation Committee’s requests for information are fulfilled. She also assists the Compensation Committee in determining the compensation of the other executive officers by providing recommendations and input about such matters as individual performance, experience, and size, scope, and complexity of their positions. The CEO makes specific recommendations to the Compensation Committee concerning the compensation of her direct reports and other senior executives, including the other executive officers. These recommendations usually relate to base salary increases. The CEO also recommends pay packages for newly hired executives. Management provides the Compensation Committee with data, analyses, and perspectives on market trends and annually prepares information to assist the Compensation Committee in its consideration of such recommendations. Annual incentive awards are based on achievement of business objectives set by the Compensation Committee, but the Compensation Committee may exercise negative discretion, and if it does so, it is typically in reliance on the CEO’s assessment of an individual’s performance. The CEO does not make recommendations to the Compensation Committee regarding her own compensation.
Does the Company use compensation consultants?
          Neither the Company nor the Compensation Committee hired compensation consultants during fiscal 2008. The Company does not regularly engage consultants as part of our annual review and determination of executive compensation. Although the Company has hired consultants to provide services from time to time, it is not our usual practice. The Compensation Committee has authority, pursuant to its charter, to hire consultants of its selection to advise it with respect to our compensation programs, and it may also limit the use of the Compensation Committee’s compensation consultants by our management as it deems appropriate.
What are our peer group and compensation benchmarking practices?
          We do not use information from the peer group or other published sources to set targets or make individual compensation decisions. We do not engage in “benchmarking,” such as targeting base salary at peer group median for a given position. Rather we use such data as context in reviewing our overall compensation levels and approving recommended compensation actions. Broad survey data and peer group information are just two elements that we find useful in maintaining a reasonable and competitive compensation program. Other elements that we consider are individual performance, Company performance, individual experience, position tenure, and succession planning.
What is the Company’s policy concerning the tax deductibility of compensation?
          Section 162(m) of the Internal Revenue Code of 1986 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its executive officers. It is the Compensation Committee’s policy to seek to preserve the tax deductibility of all executive compensation under Section 162(m) to the extent consistent with the overall objectives of the executive compensation program in attracting, motivating and retaining its executives. However, the Compensation Committee recognizes that if there is an appreciation in the Company’s stock price, executive compensation amounts in future years could exceed this limitation due to the timing of stock option exercises and the vesting of restricted shares.

Do the Company’s Executive Officers Have Employment Contracts, Termination of Employment or Change in Control Arrangements?
          The Company has entered into substantially identical contingent change in control arrangements (the “Change in Control Agreements”) with Mr. Driskell, Mr. Fair, Ms. Moore, Mr. Borbely, and Mr. Sheffield (the “Executives”). The Change in Control Agreements are to be effective until March 10, 2010, and provide that, if during one year following a change of control of the Company (as defined in the Change in Control Agreements), the employment of the Executive is terminated by the employer other than for cause, disability, or death or the executive terminates employment for good reason (as defined in the Change in Control Agreements), the Executive will receive a lump sum payment equal to the sum of (i) their annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) 1.5x their annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) 1.5x the cash incentive paid or payable to the Executive for the prior year preceding the change of control. The Executive is also entitled to a continuation of family health and insurance benefits for eighteen months. The Change in Control Agreements for the above officers are identical, except for Mr. Fair’s which provides for the salary and cash incentive to be at 1.0x and family health and insurance benefits to continue for a period of 12 months. The Change in Control Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code, or any comparable provision is imposed on any payment made or benefit provided to the executive, then the amount of such payment or benefit will be increased to the extent necessary to compensate the executive fully for the imposition of such tax.
          Under the 2001 Stock Incentive Plan change in control provisions (as defined in the plan), outstanding options become fully vested and all restricted shares held upon the occurrence of a change in control become fully vested, and may be cashed out at the highest market price occurring during a 60-day period prior to the date of the change of control.
          On April 9, 2009, the Company entered into an Amended and Restated Employment Agreement (the “Agreement”) with Jane F. Aggers, the Company’s CEO. The Agreement, which is effective as of August 1, 2008, amends and restates the employment agreement between Ms. Aggers and the Company which was effective January 31, 2005 and amended on December 7, 2005. The Agreement has a 30 month term, and will be extended automatically for successive additional one-day periods unless either party elects not to extend the Agreement. During the term of the Agreement, Ms. Aggers will receive an annual base salary of $450,000, which may be increased at the discretion of the Company’s Board of Directors, an automobile allowance of $750 per month, and benefits as provided to other employees of the Company, such as medical and life insurance. Ms. Aggers will have the opportunity to earn a performance award under the Company’s cash incentive plan, pursuant to criteria established by the Company’s Board of Directors in consultation with Ms. Aggers. The Agreement provides, in general, that in the event of a change of control or death, all equity awards will be immediately vested and not subject to forfeiture.
          Under the Agreement, termination will have the following effect on the compensation provided: (i) if employment is voluntarily terminated, salary and benefits will be paid through date of separation and stock benefits will be governed by the provisions of the respective stock plan; (ii) if employment is terminated by death or disability, compensation will be the same as provided in (i) above except, the cash incentive payment will be prorated for the period of employment; (iii) in the case of termination for cause, salary, benefits, and vesting of stock awards will cease at the date of termination; (iv) if employment is terminated without cause, salary, benefits, and stock award vesting will continue for the remaining term of the Agreement and the cash incentive payable will be prorated through the date employment was terminated; and (v) if employment is involuntarily terminated without cause during a Change in Control Period (as defined by the Agreement), Ms. Aggers will receive a prorated cash incentive payment for the year in which the change in control occurs and a lump sum payment, which is equal to two and one-half times her annual base salary, two and one-half times the cash incentive paid for the year immediately prior to the year in which the change of control occurred and thirty times the monthly cost of benefits. The change in control provision also provides for a tax equalization payment which would prevent Ms. Aggers from incurring a tax penalty under Section 4999 of the Internal Revenue Code of 1986, or successor statute which is greater that 10% of the total payment.

          The following table sets forth the amounts payable to the Named Executive Officers in the event of a Change in Control as of January 31, 2009:

				Market Value of	Total Value of
		Cash Incentive		Equity Vesting	Severance
Name (1)	Salary	Payment	Benefits	(2)	Agreements
Jane F. Aggers	$1,125,000	$500,000	$52,200	$21,500	$1,698,700
Joseph S. Borbely	$285,000	—	$22,698	$8,000	$315,698
Robert W. Driskell	$285,000	$112,500	$22,698	$10,000	$430,198
Larry D. Fair	$130,000	$7,500	$15,132	$3,360	$155,992
L. Gail Moore	$292,500	$112,500	$14,382	$6,000	$425,382
William A. Sheffield	$217,500	$75,000	$15,120	$4,360	$311,980

(1)	The tax benefits provided in the agreements have not been determined.

(2)	Based on closing market value of $.40 on January 30, 2009.
How is the Company complying with Section 409A of the Internal Revenue Code?
          Section 409A of the Internal Revenue Code was created with the passage of the American Jobs Creation Act of 2004. These new tax regulations create strict rules related to non-qualified deferred compensation earned and vested on or after January 1, 2005. We have conducted a thorough assessment of all affected plans and taken actions necessary to comply with the new requirements by the deadlines established by the Internal Revenue Service.
Compensation Committee Interlocks and Insider Participation
          None of the Compensation Committee members have been officers or employees of the Company or any of its subsidiaries. In addition, no executive officer of the Company served during 2008 as a director or a member of the compensation committee of any entity that had an executive officer serving on the Board of Directors of the Company.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
     The following table sets forth summary information concerning the compensation during the periods indicated for the Named Executive Officers.
SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred	All
						Plan	Compensa-	Other
				Stock	Option	Compen-	tion	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jane F. Aggers,	2008	$450,000	—	$278,133	$75,063	$200,000	—	$16,043	$1,019,239
Chief Executive Officer	2007	$450,000	—	$278,133	$85,872	$36,900	—	$31,665	$882,570
	2006	$450,000	—	$281,448	$87,556	—	—	$20,790	$839,794

Joseph S. Borbely Senior Vice President — Store Operations	2008	$190,000	—	$4,607	$9,718	—	—	$25,640	$229,965

Robert W. Driskell, Senior Vice President and Chief Financial Officer(4)	2008	$171,730	—	$4,106	$9,171	$75,000	—	$20,803	$280,810

Larry D. Fair,	2008	$128,654	—	$21,780	$4,191	$7,500	—	$10,755	$172,880
Vice President —	2007	$121,538	—	$29,445	$6,670	$7,380	—	$10,356	$175,389
Finance	2006	$102,500	—	$54,573	$13,533	—	$3,272	$11,059	$184,937

L. Gail Moore,	2008	$193,654	—	$15,748	$20,732	$75,000	—	$3,727	$308,861
Senior Vice President —	2007	$190,000	—	$15,718	$20,657	$6,150	—	$4,165	$236,690
Merchandising	2006	$116,923	—	$10,210	$13,416	—	—	$7,348	$147,897

William A. Sheffield,	2008	$143,654	—	$25,465	$7,796	$50,000	$3,029	$446	$230,390
Senior Vice President	2007	$137,076	—	$34,508	$10,005	$12,300	$6,009	—	$219,185
— Distribution	2006	$121,000	—	$59,660	$20,300	—	$13,073	$13,711	$227,744

(1)	The amounts shown do not reflect compensation actually received by the Named Executive Officers. Instead, the amounts shown are the compensation costs recognized by the Company for the years ended January 31, 2009, February 2, 2008, and February 3, 2007, respectively as determined pursuant to FAS 123(R). The assumptions used to calculate the value of these stock and option awards are set forth under Note 13 to the accompanying Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

(2)	See the table below captioned “Pension Benefits.”

(3)	All Other Compensation is itemized in the following table.

(4)	Mr. Driskell’s compensation is shown from his hire date, February 25, 2008.

				Company
				Contributions to
		Perquisites and	Life Insurance	Defined Contribution
Name	Year	Personal Benefits	Premiums	Plans(A)	Other(B)
Jane F. Aggers	2008	$9,000	—	$7,043
	2007	$9,000	—	$22,665	—
	2006	$9,000	$540	$11,250	—

Joseph S. Borbely	2008	—	—	—	$25,348

				Company
				Contributions to
		Perquisites and	Life Insurance	Defined Contribution
Name	Year	Personal Benefits	Premiums	Plans(A)	Other(B)
Robert W. Driskell	2008	—	—	—	$20,803

Larry D. Fair	2008	—	—	$400	$10,355
	2007	—	—	—	$10,356
	2006	—	$504	—	$10,555

L. Gail Moore	2008	—	—	$3,727	—
	2007	—	—	$4,165	—
	2006	$7,348	—	—	—

William A. Sheffield	2008	—	—	$446	—
	2007	—	—	—	—
	2006	—	$1,620	—	$12,091

(A)	Represents employer contributions to the Company’s 401(k) plan, Hancock Fabrics, Inc. Retirement Savings Plan. Participants in the Hancock Fabrics, Inc. Consolidated Retirement Plan were ineligible for the Company contribution prior to December 31, 2008.

(B)	Amounts shown for Mr. Driskell and Mr. Borbely represent payments for moving related costs. Upon Mr. Borbely’s resignation on February 3, 2009, he repaid $22,295 of the moving costs shown above. The amounts for Mr. Fair and Mr. Sheffield represent amortized of the net present value under deferred compensation agreements between the Company and the eligible Named Executive Officer.
     The following table sets forth summary information concerning the outstanding equity awards as of fiscal year end for those Named Executive Officers of the Company for which such disclosure is required.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
			Equity					Plan	Payout
			Incentive					Awards:	Value
			Plan				Market	Number	Of
			Awards:			Number	Value of	Of	Unearned
	Number	Number	Number			Of Shares	Shares of	Unearned	Shares,
	Of	Of	Of			Or Units	Units of	Shares,	Units or
	Securities	Securities	Securities			Of Stock	Stock	Units or	Other
	Underlying	Underlying	Underlying			That	That	Other	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Rights	That Have
	Options	Options	Unearned	Exercise	Option	Not	Not	That Have	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jane F. Aggers	—	180,000 (1)	—	$1.58	8/7/15	53,750	$21,500	—	—
Joseph S. Borbely	9,375 (2)	28,125 (2)	—	$.93	11/15/17	20,000	$8,000	—	—
	—	52,500 (1)	—	$1.58	8/7/15	—	—	—	—
Robert W. Driskell	—	25,000 (2)	—	$.88	2/25/18	25,000	$10,000	—	—
	—	65,000 (1)	—	$1.58	8/7/15	—	—	—	—
Larry D. Fair	—	20,000 (1)	—	$1.58	8/7/15	8,400	$3,360	—	—
L. Gail Moore	—	90,000 (1)	—	$1.58	8/7/15	15,000	$6,000	—	—
William A. Sheffield	—	45,000 (1)	—	$1.58	8/7/15	10,900	$4,360	—	—

(1)	Stock options were granted under the 2001 Stock Incentive Plan and vest 25% on the first anniversary of the grant date and monthly over the next 36 months, with a 7 year life.

(2)	Stock options were granted under the 2001 Stock Incentive Plan and vest in equal installments on the first four anniversaries of the grant date, with a 10 year life.

     The following table sets forth summary information concerning the exercise of options and the vesting of stock as of fiscal year end for those Named Executive Officers of the Company for which such disclosure is required.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)
Jane F. Aggers	—	—	38,750	$17,406 (2)
Joseph S. Borbely	—	—	5,000	$3,800 (3)
Robert W. Driskell	—	—	—	—
Larry D. Fair	—	—	4,500	$5,625 (4)
L. Gail Moore	—	—	5,000	$6,750 (5)
William A. Sheffield	—	—	5,000	$6,250 (4)

(1)	Value is based on the average of the high and low prices of the common stock on the vesting date.

(2)	18,750 restricted shares vested on December 8, 2008, and 20,000 shares vested on December 16, 2008.

(3)	These restricted shares vested on November 16, 2008.

(4)	These restricted shares vested on June 12, 2008.

(5)	These restricted shares vested on June 13, 2008.
PENSION PLANS
     The Company maintained a noncontributory retirement program under which retirement benefits were provided by a qualified defined benefit pension plan supplemented by a nonqualified unfunded plan affording certain benefits that could not be provided by the qualified plan. Participation in the pension plans was frozen to employees with a hire date on or after January 1, 2005, and on December 31, 2008, the plans were frozen so as not to allow credit for additional years of service. In this description, the qualified and nonqualified plans are treated as one “Plan.” Only Mr. Fair and Mr. Sheffield were participants in the Plan as of the freeze date.
     For each year of credited service, a Plan participant accrued a retirement benefit calculated under a formula based on covered compensation for that year. Covered compensation is defined in the Plan documents. It includes, generally, all wages, salary and cash incentive payments actually received, plus contributions that the participant elects to be made on his or her behalf pursuant to a “cafeteria plan,” as defined in Section 125 of the Internal Revenue Code of 1986, as amended (the “Code”), or to a “qualified cash or deferred arrangement,” as defined in Section 401(k) of the Code.
     Under the Plan formula applicable to Mr. Fair and Mr. Sheffield, the annual retirement benefit payable at normal retirement age as a straight life annuity is the sum of: (1) for years of credited service through 1992, 1% of average annual compensation during the five years ending December 31, 1992, multiplied by years of credited service through 1992, plus 0.33% of such average annual compensation in excess of $50,640 multiplied by years of credited service through 1992 up to a maximum of 30 years, and (2) for each year of credited service following 1992, 1% of annual compensation for that year, plus (for years of credited service up to a maximum of 30 years) 0.33% of such annual compensation in excess of the Social Security maximum wage base for that year.

PENSION BENEFITS

			Present
			Value of	Payments
		Number of Years	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name(1)	Plan Name	(#)	($)(2)	($)
(a)	(b)	(c)	(d)	(e)
Larry D. Fair	Hancock Fabrics, Inc.
	Consolidated
	Retirement Plan	23.00	$72,402	—
	Hancock Fabrics, Inc.
	Supplemental
	Retirement Plan	23.00	—	—
William A. Sheffield	Hancock Fabrics, Inc.
	Consolidated
	Retirement Plan	34.0	$240,438	—
	Hancock Fabrics, Inc.
	Supplemental
	Retirement Plan	34.0	—	—

(1)	Participation in the Hancock Fabrics, Inc. Consolidated Retirement Plan was frozen to employees with a hire date on or after January 1, 2005; therefore, Ms. Aggers, Mr. Borbely, Mr. Driskell and Ms. Moore are ineligible for this benefit.

(2)	As of January 31, 2009.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.
Sam P. Cortez, Chair
Carl E. Berg
Steven D. Scheiwe

COMPENSATION OF DIRECTORS
     The following table shows the compensation paid to our non-employee directors during the 2008 fiscal year. Ms. Aggers does not receive a fee for serving as a director of the Company.

	Fees
	Earned
	or
	Paid in	Stock	Option
	Cash	Awards(1)	Awards(2)	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(h)
Carl E. Berg	$12,000	$69,000	—	$81,000
Sam P. Cortez	$45,500	$21,500	—	$67,000
Don L. Frugé	$30,000	—	$2,686	$32,686
Roger T. Knox	$30,000	—	$2,686	$32,686
Wellford L. Sanders	$30,000	—	$9,893	$39,893
Steven D. Scheiwe	$18,000	$44,000	—	$62,000
Harry D. Schulman	$16,000	$54,000	—	$70,000
Donna L. Weaver	$30,000	—	$2,686	$32,686
Bernard J. Wein	$30,000	—	$6,779	$36,779

(1)	The Company’s 2001 Stock Incentive Plan, as amended and restated, provided for each of the new non-employee directors to receive 50,000 shares of restricted stock on August 4, 2008, which vest over three years, and permitted the director to elect to receive base director fees and chair fees in restricted shares of the Company’s common stock. The amounts shown reflect the value of fees directors elected to receive in shares and compensation costs of restricted shares received by the new directors.

(2)	The former non-employee directors received stock option grants under the 2001 Stock Incentive Plan at each annual meeting. No annual meeting was held during 2008; therefore, stock options were not granted to these directors during 2008. The amounts shown do not reflect compensation actually received by the non-employee directors. Instead, the amounts shown are the compensation costs recognized by the Company for the year ended January 31, 2009, as determined pursuant to FAS 123(R). The assumptions used to calculate the value of these option awards are set forth under Note 13 to accompanying Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009. All of the outstanding options held by the former directors were cancelled on August 1, 2008.
     Each eligible new director earns annually a base director fee of $45,000 and a chair fee of $50,000, $20,000 or $10,000 for chairing the Board, Audit and Management Review and Compensation Committees, respectively. Each non-employee director may elect, at the beginning of a term, to receive all or a portion of the base director fee and chair fee in restricted shares based on the market price on the date of election. Restrictions on these shares lapse ratably over the next 12 months. Directors not electing to receive base director fees and chair fees in stock are paid in cash on a quarterly basis. In addition, eligible directors receive $2,000 for each meeting attended, paid quarterly. Board and Committee meetings which occur consecutively are counted as one meeting. Three of the new directors elected to receive 100% of their base and chair fees in restricted shares.

     As of January 31, 2009, each new non-employee director held the following number of outstanding stock awards that are restricted:

		Market Value
		of Shares
		or Units of
	Number of Shares or	Stock that
	Units of Stock that have	have not
	not Vested	Vested
Director	(#)	$
Carl E. Berg	82,218	$32,887
Sam P. Cortez	50,000	$20,000
Steven D. Scheiwe	65,263	$26,105
Harry D. Schulman	72,046	$28,818
STOCK PRICE PERFORMANCE GRAPH
     The following graph sets forth the Company’s cumulative total stockholder return (assuming reinvestment of dividends) as compared to the Russell 2000 and to the S&P Specialty Stores index. The graph assumes $100 invested on February 1, 2002. Note: The historical stock price performance shown on the graph below is not necessarily indicative of future price performance.
ITEM 1 — ELECTION OF DIRECTORS
     As required by the Company’s By-Laws, the Board of Directors has fixed the number of directors of the Company at five effective at the commencement of the Annual Meeting. It is proposed to elect the following five nominees to the Board of Directors to hold office until the annual meeting of stockholders in 2010 or until election and qualification of a successor: Jane F. Aggers, Carl E. Berg, Sam P. Cortez, Steven D. Scheiwe and Harry D. Schulman. The shares represented by proxies will be voted for the election of the nominees named below, but if a nominee should be unable to serve, those shares will be voted for such replacement as the Board may designate. The Company has no reason to expect that any of the nominees will be unable to serve.
The Board of Directors recommends a vote FOR the election of the nominees named above to serve until 2010.

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
     The Audit Committee has approved the retention of Burr Pilger & Mayer LLP (“BPM”) as our independent auditors for the Company’s fiscal year ending January 30, 2010, which will be their fourth year as the Company’s independent auditors. Although stockholder ratification of the Company’s independent auditors is not required by our Charter, By-laws, Delaware law or otherwise, in the interest of sound corporate governance and in order to permit our stockholders to participate in this important corporate decision, we are submitting the selection of BPM to our stockholders for ratification. If not ratified, the Audit Committee will reconsider its selection, although it will not be required to select different independent auditors for the Company.
     The Board of Directors recommends a vote FOR the ratification of the selection of Burr, Pilger & Mayer, LLP as the Company’s independent auditors.
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
     If a stockholder desires to present a proposal at next year’s annual meeting of stockholders and to have that proposal included in the proxy statement and proxy for that meeting, that proposal must be received by the Company at its principal executive offices by December 31, 2009. Notice for a stockholder’s proposal received by the Company after May 11, 2010, will be considered untimely for the 2010 annual meeting of stockholders.
NO INCORPORATION BY REFERENCE
     In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this proxy statement.
OTHER MATTERS
     The Board is not aware that any matters not specified above will be presented at the meeting.

By order of the Board of Directors,
/s/ Robert W. Driskell
Robert W. Driskell
Senior Vice President, Chief Financial Officer and Secretary

PLEASE VOTE ON THE INTERNET, BY TELEPHONE OR BY SUBMITTING A SIGNED PROXY CARD AND
RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

Hancock Fabrics, Inc.
VOTE BY INTERNET OR TELEPHONE
QUICK *** EASY *** IMMEDIATE
As a stockholder of Hancock Fabrics, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 8, 2009

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY	Please mark
your votes
A vote FOR nominees is recommended by the Board of Directors.	like this

1. Election of directors to serve until 2010.	FOR all	WITHHOLD AUTHORITY to vote (except as marked to the
	Nominees listed	contrary for all nominees listed
NOMINEES: (01) Jane F. Aggers	to the left	to the left)	2. Ratification of the appointment of Burr, Pilger &	FOR	AGAINST	ABSTAIN
(02) Carl E. Berg			Mayer, LLP as Hancock’s independent auditors for
(03) Sam P. Cortez			the fiscal year ending January 30, 2010. A vote
(04) Steven D. Scheiwe			FOR the independent auditors is recommended by
(05) Harry D. Schulman			the Board of Directors.

(Instruction: To withhold authority to vote for any individual nominee, strike a	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
line through that nominee’s name in the list above)	PROPOSALS 1 AND 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:
Signature                                                                                  Signature                                                                           Date                , 2009.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held June 9, 2009
This proxy statement and our 2008 Annual Report on Form 10-K dated January 31, 2009 are available at
http://www.cstproxy.com/hancockfabrics/2009
 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
HANCOCK FABRICS,
INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS —
JUNE 9, 2009
The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 15, 2009 and hereby appoints Larry D. Fair and Robert W. Driskell and each of them, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. to be held at the Company’s headquarters, One Fashion Way, Baldwyn, Mississippi on Tuesday, June 9, 2009 at 9:00 a.m. CDT and at any adjournment thereof.
          This proxy is solicited by the Board of Directors. It will be voted in accordance with the specifications indicated. Unless otherwise indicated, this proxy will be voted FOR the election of all nominees listed and FOR ratification of the appointment of Burr, Pilger & Mayer, LLP as Hancock’s independent auditors for the fiscal year ending January 30, 2010.
(Continued, and to be marked, dated and signed, on the other side)